UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

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Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

BAKER HUGHES COMPANY

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED MARCH 29, 2021
FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, MAY 14, 2021

This supplement (the “Supplement”) amends and supplements the Notice of Annual Meeting of Shareholders and Proxy Statement of Baker Hughes Company (the “Company”), dated March 29, 2021 (the “Proxy Statement”), provided to shareholders in connection with the Company’s 2021 Annual Meeting of Shareholders to be held on Friday, May 14, 2021.

This Supplement updates and replaces the disclosure in the Proxy Statement under the second paragraph of "Voting Securities," with respect to the vote required for approval or election and the treatment and effect of abstentions under the Company’s bylaws and the rules of the NYSE as applicable.

The presence in person or by proxy of the holders of a majority of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Assuming a quorum is present, (i) the affirmative vote of a plurality of votes cast by the holders of shares present or represented at the Annual Meeting and entitled to vote on the matter is required for the election of directors, (ii) the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented by proxy at the meeting and voting affirmatively or negatively on such matter is required for the approval of the advisory vote related to the Company's executive compensation program, the approval of the ratification of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2021, the approval of the Amended and Restated ESPP, and the approval of the 2021 LTIP.  Abstentions have no effect other than on the proposals to (i) approve the Amended and Restated ESPP and (b) the 2021 LTIP, for which abstentions counts as “against” those proposals under NYSE rules.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.